Exhibit 10.2.4

THIRD AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS

AGREEMENT AND RELATED WAIVER

This Third Amendment (this “Amendment”) to that certain Amended and Restated Stockholders Agreement, dated as of August 15, 2000 (as amended to date, the “Stockholders Agreement”), is made and entered into as of October 23, 2003, by and among ClientLogic Corporation, a Delaware corporation (including its successors, the “Corporation”), Onex Corporation, a corporation organized under the laws of the Province of Ontario, Canada (“Onex Corporation”), and Ontario Municipal Employees Retirement Board, a corporation continued under the Ontario Municipal Employees Retirement System Act (“OMERS”).

RECITALS

WHEREAS, the Corporation, Onex Corporation and OMERS are parties to the Stockholders Agreement;

WHEREAS, Section 8.9 of the Stockholders Agreement provides that the Stockholders Agreement may be amended or waived if such amendment or waiver is in writing and is signed by the Corporation, the Onex Group (as defined in the Stockholders Agreement) and OMERS;

WHEREAS, Onex Corporation is a part of, and acting on behalf of, the Onex Group;

WHEREAS, on or about October 14, 2002, Onex began the liquidation of Onex Holding Property Management Limited, a Hungarian offshore company (“Onex HOC”), a party to the Stockholders Agreement;

WHEREAS, on or about November 28, 2002, the Class B Voting Common Stock held by Onex HOC was transferred, as a result of the liquidation of Onex HOC, to Onex European Holdings LLC, a Delaware limited liability company (“Onex European”) and Tesnoco Limited;

WHEREAS, Tesnoco Limited subsequently liquidated and transferred its Class B Voting Common Stock to Onex European and Onex ClientLogic Holdings, LLC, a Delaware limited liability company (“Onex ClientLogic”), making Onex European and Onex ClientLogic the ultimate holders of all of the Class B Voting Common Stock formerly held by Onex HOC;

WHEREAS, due to a clerical error, the liquidations of Onex HOC and Tesnoco Limited were commenced before entering into this Amendment, and it was the intent of the parties hereto to enter into this Amendment on November 28, 2002;

WHEREAS, the Corporation, Onex Corporation and OMERS have determined that it is desirable to amend and waive the provisions of the Stockholders Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation, Onex Corporation and OMERS hereby agree as follows:

Section 1. Definitions.

All capitalized terms used herein and not otherwise defined herein have the meanings given to those terms in the Stockholders Agreement.

Section 2. Amendment to Section 2.3

The first sentence of Section 2.3 of the Stockholders Agreement shall be deleted and replaced in its entirety with the following:

“Each Stockholder (other than the OMERS Group) hereby constitutes and appoints Onex ClientLogic Holdings, LLC, with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote any and all shares of any class or series of capital stock of the Corporation or any Subsidiary of the Corporation held by such Stockholder in accordance with the provisions of Section 2.1 of this Stockholders Agreement.”

Section 3. Amendment to Section 4.10

The second sentence of Section 4.10(d) of the Stockholders Agreement shall be deleted and replaced in its entirety with the following:

“Each Minority Stockholder (other than the OMERS Group) hereby constitutes and appoints Onex ClientLogic Holdings, LLC, with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote any and all shares of any class or series of capital stock of the Corporation or any Subsidiary of the Corporation held by such Minority Stockholder in accordance with the provisions of this Section 4.10(d).”

Section 4. Amendment to Section 8.3.

The fourth sentence of Section 8.3 of the Stockholders Agreement shall be deleted and replaced in its entirety with the following :

“To the extent that (i) OMERS Transfers any Securities to one or more of its Affiliates, each such Affiliate shall appoint

OMERS as such Affiliate’s agent to act on such Affiliate’s behalf for purposes of this Stockholders Agreement (including accepting notice and exercising any right of behalf of the OMERS Group), and (ii) Onex Transfers any Securities to one or more of its Affiliates, each such Affiliate shall appoint Onex ClientLogic Holdings, LLC as such Affiliate’s agent to act on such Affiliate’s behalf for purposes of this Stockholders Agreement (including accepting notice and exercising any rights of behalf of the Onex Group).”

Section 5. Waiver

Each of the parties to this Amendment hereby waives any breach of the Stockholders Agreement and any Event of Default under the Stockholders Agreement that may have occurred or be occurring as a result of the liquidations of Onex HOC and Tesnoco Limited.

Section 6. Miscellaneous.

6.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

6.2 Entire Agreement. This Amendment and the Stockholders Agreement, together with the schedules thereto, and any other instrument or agreement relating hereto entered into substantially concurrently herewith, shall constitute the entire understanding and agreement of the parties hereto and supercedes all prior agreement and understandings relating to the subject matter hereof.

6.3 No Other Modification. Except as expressly set forth in this Amendment, the terms and conditions of the Stockholders Agreement shall remain in full force and effect.

6.4 Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

CORPORATION:

CLIENTLOGIC CORPORATION

By:	/s/ Terrence Mitchell Leve, Sr.
Name:	Terrence Mitchell Leve, Sr.
Title:	General Counsel and Secretary

ONEX GROUP:

ONEX CORPORATION

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible

OMERS:

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:	/s/ Illegible
Name:	Illegible
Title:	Illegible

By:	/s/ Lisa Melchior
Name:	Lisa Melchior
Title:	Portfolio Manager

SIGNATURE PAGE TO

THIRD AMENDMENT TO AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT AND RELATED WAIVER